Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
XLConnect Solutions, Inc.

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 31, 1996, which appears on page F-2 of the Company's Prospectus dated October 17, 1996 which forms a part of the Company's Registration Statement on Form S-1 (Reg. No. 333-08735).

                              KPMG PEAT MARWICK LLP

Cincinnati, OH
October 22, 1996

                                       -9-


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